Exhibit 99.1

FOR IMMEDIATE RELEASE

SiriusXM to Acquire Pandora, Creating World’s Largest Audio Entertainment Company

SiriusXM to Acquire Pandora in All-Stock Transaction

Valuing Pandora at $3.5 Billion

Both SiriusXM and Pandora Brands, Products, and Services to Continue

Complementary Transaction Adds Largest U.S. Audio Streaming Platform to

SiriusXM’s Strong in-Car Presence

Pandora to Benefit from SiriusXM’s Scale, Industry Expertise, and Financial Resources

SiriusXM to Benefit from Pandora’s Mobile Strength, Digital Presence, and Ad Capabilities

Investor and Analyst Call Scheduled for This Morning at 8:30 AM ET

NEW YORK, September 24, 2018 – Sirius XM Holdings Inc. (NASDAQ: SIRI) and Pandora Media, Inc. (NYSE: P) today announced a definitive agreement under which SiriusXM will acquire Pandora in an all-stock transaction valued at approximately $3.5 billion. The combination creates the world’s largest audio entertainment company, with more than $7 billion in expected pro-forma revenue in 2018 and strong, long-term growth opportunities.

This strategic transaction builds on SiriusXM’s position as the leader in subscription radio and a critically-acclaimed curator of exclusive audio programming with the addition of the largest U.S. audio streaming platform. Pandora’s powerful music platform will enable SiriusXM to significantly expand its presence beyond vehicles into the home and other mobile areas. Following the completion of the transaction, there will be no immediate change in listener offerings.

The combined company will drive long-term growth by:

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Capitalizing on cross-promotion opportunities between SiriusXM’s base of more than 36 million subscribers across North America and 23 million-plus annual trial listeners and Pandora’s more than 70 million monthly active users, which represents the largest digital audio audience in the U.S.

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Leveraging SiriusXM’s exclusive content and programming with Pandora’s ad-supported and subscription tiers to create unique audio packages, while also utilizing SiriusXM’s extensive automotive relationships to drive Pandora’s in-car distribution.

•	Continuing investments in content, technology, innovation, and expanded monetization opportunities through both ad-supported and subscription services in and out of the vehicle.

•	Supporting and strengthening Pandora’s highly relevant brand.

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Creating a promotional platform for emerging and established artists, curated and personalized in ways to deliver the most compelling audio experience that connects artists to their fan bases, as well as new listeners.

Jim Meyer, Chief Executive Officer of SiriusXM, said, “We have long respected Pandora and their team for their popular consumer offering that has attracted a massive audience, and have been impressed by Pandora’s strategic progress and stronger execution. We believe there are significant opportunities to create value for both companies’ stockholders by combining our complementary businesses. The addition of Pandora diversifies SiriusXM’s revenue streams with the U.S.’s largest ad-supported audio offering, broadens our technical capabilities, and represents an exciting next step in our efforts to expand our reach out of the car even further. Through targeted investments, we see significant opportunities to drive innovation that will accelerate growth beyond what would be available to the separate companies, and does so in a way that also benefits consumers, artists, and the broader content communities. Together, we will deliver even more of the best content on radio to our passionate and loyal listeners, and attract new listeners, across our two platforms.”

Roger Lynch, Chief Executive Officer of Pandora, said, “We’ve made tremendous progress in our efforts to lead in digital audio. Together with SiriusXM, we’re even better positioned to take advantage of the huge opportunities we see in audio entertainment, including growing our advertising business and expanding our subscription offerings. The powerful combination of SiriusXM’s content, position in the car, and premium subscription products, along with the biggest audio streaming service in the U.S., will create the world’s largest audio entertainment company. This transaction will deliver significant value to our stockholders and will allow them to participate in upside, given SiriusXM’s strong brand, financial resources and track record delivering results.”

Transaction Details

Pursuant to the agreement, the owners of the outstanding shares in Pandora that SiriusXM does not currently own will receive a fixed exchange ratio of 1.44 newly issued SiriusXM shares for each share of Pandora they hold. Based on the 30-day volume-weighted average price of $7.04 per share of SiriusXM common stock, the implied price of Pandora common stock is $10.14 per share, representing a premium of 13.8% over a 30-day volume-weighted average price. The transaction is expected to be tax-free to Pandora stockholders. SiriusXM currently owns convertible preferred stock in Pandora that represents a stake of approximately 15% on an as-converted basis.

The merger agreement provides for a “go-shop” provision under which Pandora and its Board of Directors may actively solicit, receive, evaluate and potentially enter negotiations with parties that offer alternative proposals following the execution date of the definitive agreement. There can be no assurance this process will result in a superior proposal. Pandora does not intend to disclose developments about this process unless and until its Board of Directors has made a decision with respect to any potential superior proposal.

Approvals

The transaction has been unanimously approved by both the independent directors of Pandora and by the board of directors of SiriusXM.

The transaction is expected to close in the first quarter of 2019. It is subject to approval by Pandora stockholders, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and certain competition laws of foreign jurisdictions and other customary closing conditions.

SiriusXM Reiterates Full Year 2018 Outlook

SiriusXM reiterated its full-year 2018 guidance provided on July 25, 2018, with self-pay net subscriber additions of approximately 1.15 million; revenue over $5.7 billion; adjusted EBITDA of approximately $2.175 billion, and free cash flow of approximately $1.5 billion.

Pandora Reiterates Q3 2018 Guidance

Pandora reiterated its third quarter 2018 guidance provided on July 31, 2018, with revenue of $390 million to $405 million and Adjusted EBITDA of ($25) million to ($10) million.

Conference Call Information

SiriusXM will hold a conference call to discuss this transaction today, September 24, 2018 at 8:30 AM ET. The dial-in information for participants is (866) 610-1072 (Domestic) and +1 (973) 935-2840 (International). The passcode for both numbers is 7138655. Investors will have the opportunity to listen to the conference call live and access the accompanying presentation slides on each company’s investor relations tabs on each company’s website, http://investor.siriusxm.com or http://investor.pandora.com.

Participants are encouraged to register at least 15 minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through October 8, 2018 by dialing (800) 585-8367 (Domestic) and +1 (404) 537-3406 (International), passcode 7138655. An archived version of the replay will also be available at http://investor.siriusxm.com or http://investor.pandora.com.

Advisors

Allen & Company LLC and BofA Merrill Lynch are serving as financial advisors to SiriusXM and Baker Botts LLP and Simpson Thacher & Bartlett LLP are serving as its legal counsel. Centerview Partners LLC and LionTree Advisors LLC are serving as financial advisors to Pandora and Sidley Austin LLP is acting as legal counsel.

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio company measured by revenue and has approximately 33.5 million subscribers. SiriusXM creates and offers commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming. SiriusXM is available in vehicles from every major car company and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and online at SiriusXM. SiriusXM also provides premium traffic, weather, data and information services for subscribers through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™. SiriusXM delivers weather, data and information services to aircraft and boats through SiriusXM Aviation™ and SiriusXM Marine™. In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses. SiriusXM holds a minority interest in SiriusXM Canada which has approximately 2.6 million subscribers. SiriusXM is also a leading provider of connected vehicles services, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

About Pandora

Pandora is the world’s most powerful music discovery platform—a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, or anywhere fans want to experience it. Pandora’s team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

www.pandora.com | @pandoramusic | www.pandoraforbrands.com | @PandoraBrands | amp.pandora.com

Contact for SiriusXM:

Investors:

Hooper Stevens

212-901-6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212-901-6646

patrick.reilly@siriusxm.com

Contact for Pandora:

Investors:

Derrick Nueman

510-842-6960

investor@pandora.com

Media:

John Franklin

646-706-1691

john@sintercompany.com

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving Sirius XM Holdings Inc. (“Sirius”) and Pandora Media, Inc. (“Pandora”). Sirius intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Pandora and a prospectus of Sirius and each party will file other documents regarding the proposed transaction with the SEC. Any definitive proxy statement(s)/prospectus(es) will also be sent to the stockholders of Pandora seeking any required stockholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and stockholders of Pandora are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Sirius and Pandora with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Sirius may be obtained free of charge from Sirius at www.siriusxm.com, and the documents filed by Pandora may be obtained free of charge from Pandora at www.Pandora.com. Alternatively, these documents, when available, can be obtained free of charge from Sirius upon written request to Sirius,1290 Avenue of the Americas, 11th Floor, New York, New York 10104, Attn: Investor Relations, or by calling (212) 584-5100, or from Pandora upon written request to Pandora, 2101 Webster Street, Suite 1650, Oakland, California 94612 Attn: Investor Relations or by calling (510) 451-4100.

Sirius and Pandora and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pandora in favor of the approval of the merger. Information regarding Sirius’ directors and executive officers is contained in Sirius’ Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018 and its Proxy Statement on Schedule 14A, dated April 23, 2018, which are filed with the SEC. Information regarding Pandora’s directors and executive officers is contained in Pandora’s Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018 and its Proxy Statement on Schedule 14A, dated April 10, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement(s) and the proxy statement(s)/prospectus(es) when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Sirius’ and Pandora’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: ability to meet the closing conditions to the merger, including the approval of Pandora’s stockholders on the expected terms and schedule and the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; failure to realize the expected benefits from the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; Sirius’ or Pandora’s substantial competition, which is likely to increase over time;

Sirius’ or Pandora’s ability to retain subscribers or increase the number of subscribers is uncertain; Sirius’ or Pandora’s ability to profitably attract and retain subscribers; failing to protect the security of the personal information about Sirius’ or Pandora’s customers; interference to Sirius’ or Pandora’s service from wireless operations; Sirius and Pandora engage in substantial marketing efforts and the continued effectiveness of those efforts are an important part of Sirius’ and Pandora’s business; consumer protection laws and their enforcement; Sirius’ or Pandora’s failure to realize benefits of acquisitions or other strategic initiatives; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; Sirius’ dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm Sirius’ or Pandora’s business; failure of Sirius’ satellites would significantly damage its business; the interruption or failure of Sirius’ or Pandora’s information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; Sirius’ failure to comply with FCC requirements; modifications to Sirius’ or Pandora’s business plan; Sirius’ or Pandora’s indebtedness; Sirius’ studios, terrestrial repeater networks, satellite uplink facilities or Sirius’ or Pandora’s other ground facilities could be damaged by natural catastrophes or terrorist activities; Sirius’ principal stockholder has significant influence over its affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of Sirius’ common stock; Sirius is a “controlled company” within the meaning of the NASDAQ listing rules; impairment of Sirius’ or Pandora’s business by third-party intellectual property rights; changes to Sirius’ dividend policies which could occur at any time; and risks related to the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures. The information set forth herein speaks only as of the date hereof, and Sirius and Pandora disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.